UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2013

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Half Day Road, Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Company held its Annual Meeting of Stockholders on May 16, 2013.

(b)	The Company’s stockholders voted on the following proposals:

1.	Proposal 1. Election of Class II Directors

For the election of the following persons as Class II Directors of Zebra Technologies Corporation to hold office for a three-year term expiring at the 2016 Annual Meeting or until their respective successors are duly elected and qualified:

Directors	For	Authority Withheld	Broker Non-Votes

Gerhard Cless	42,059,476	1,531,552	4,781,050

Michael A. Smith	40,032,391	3,558,637	4,781,050

2.	Proposal 2. Advisory vote to approve the compensation of Named Officers

Advisory vote to approve the following resolution: “Resolved, that the compensation of the named officers of Zebra Technologies Corporation, as disclosed pursuant to Item 402 of Regulation S-K, as described in and including the Compensation Discussion and Analysis - Executive Summary, Compensation, Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement, is approved by the stockholders of Zebra.”

For	Against	Abstain	Broker Non-Votes

40,739,718	2,330,658	520,553	4,781,050

3.	Proposal 3. Ratification of Appointment of Independent Auditors

To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2013.

For	Against	Abstain

46,179,905	2,174,877	17,296

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: May 22, 2013	By:	/s/ Jim L. Kaput
/s/ Jim L. Kaput
SVP, General Counsel and Secretary

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